PROMISSORY NOTE

$81,800.00 Addison, Texas	December 20, 2006

FOR VALUE RECEIVED, Steven E Humphries (an individual) residing at 5709 Walden Drive, Plano, Texas (the "Undersigned") promises to pay to the order of Dealer Advance, Inc. ("Holder"), or at such place(s) as Holder may designate in writing, the principal sum of Eighty-one thousand eight hundred and no/100 dollars ($81,800), together with interest thereon at the Prime Rate as published in the Wall Street Journal and payable upon on or before June 30, 2007.

An event of default hereunder shall be deemed to occur if (i) the Undersigned shall cause or suffer Steven Humphries files for Bankruptcy or (ii) the undersigned fails to repay the note in full as per terms set forth herein.

All notices and demands permitted or required to be given hereunder shall be in writing and shall be sent registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

To the Undersigned:
Steven E. Humphries
5709 Walden Drive
Plano, TX 75093

To Holder:
DealerAdvance, Inc.
16801 Addison Road, Suite 310
Addison, TX 75001

or at such other address(s) as may from time to time, be designated in writing. Any such notice or demand shall be deemed given at seven (7) business days after the date on which the sealed envelope containing such notice or demand is deposited in the United States mail, properly addressed and with proper postage prepaid.

The Undersigned agrees that in the event default occurs and this Note is placed in the hands of an attorney for collection, the Undersigned shall pay all costs of collection including reasonable attorney's fees.

This note may not be terminated, modified, or amended orally, but only by an instrument in writing signed by the Holder.

This note shall be governed by and construed in accordance with the laws of the State of Texas.

By:  /s/ Steven E. Humphries

Steven E. Humphries